UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2024

Granite Point Mortgage Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A

New York, NY 10036

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 364-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	GPMT	NYSE
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	GPMTPrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2024, Marcin Urbaszek notified the Board of Directors (the “Board”) of Granite Point Mortgage Trust Inc. (the “Company”) that he intends to voluntarily resign as Chief Financial Officer of the Company effective December 1, 2024, in order to pursue an opportunity at a global financial institution. Mr. Urbaszek’s departure is not due to any disagreement with the Company on any matter relating to the Company’s financial statements, internal control over financial reporting, operations, policies or practices.

In connection with Mr. Urbaszek’s resignation, the Company entered into an employment agreement with Blake Johnson on August 26, 2024. The employment agreement provides that Mr. Johnson will initially serve as the Deputy Chief Financial Officer of the Company beginning no later than October 28, 2024, and will assume the role of Chief Financial Officer of the Company on December 1, 2024, or such earlier date as Mr. Urbaszek no longer serves as Chief Financial Officer.

From the inception of the Company’s business through 2020, Mr. Johnson, age 40, served in various roles at the Company as an employee of the Company’s former manager, most recently serving as the Company’s Controller, and played an integral role in establishing the Company’s finance, accounting and tax functions. Since 2012, Mr. Johnson served in various positions at Two Harbors Investment Corp. (NYSE: TWO), most recently serving as its Acting Chief Accounting Officer. Mr. Johnson has also held positions at Wells Fargo Bank, N.A., Deloitte, LLP, Opus Corporation and Ernst & Young, LLP. Mr. Johnson holds a B.A. in Business Administration and an M.S. in Accountancy from the University of St. Thomas, an M.B.T. from the University of Minnesota and an MSc in Finance from the London Business School. He is also a Certified Public Accountant and holds the Chartered Financial Analyst designation.

Compensation. The employment agreement provides that Mr. Johnson will receive an annual base salary of $500,000. Mr. Johnson will receive a sign-on bonus of $110,000 and will be eligible to receive an annual cash bonus for 2024 equal to $250,000. Beginning in 2025, Mr. Johnson will be eligible to receive an annual cash bonus with a target amount of 75% of his annual base salary, based on goals established by the Board or the Compensation Committee of the Board, subject to a maximum of 200% of the target bonus.

On Mr. Johnson’s start date, he will receive an equity award having a total grant date fair value of $200,000 in the form of restricted stock units that vest in equal installments on each of the first three anniversaries of the grant date, subject to his continued service through the applicable vesting date. In addition, commencing in 2025, Mr. Johnson will receive additional grants of equity awards in such amounts and in a mix of time-based and performance-based restricted stock units as are determined by the Company, provided that for 2025, the grant date value of Mr. Johnson’s annual award will be $250,000 and the award will consist of 50% time-based and 50% performance-based restricted stock units. All equity awards granted as restricted stock units under the employment agreement will include dividend equivalent rights.

Mr. Johnson will also be eligible to participate in all employee benefit programs made available to the Company’s employees generally from time to time, as described in the employment agreement.

Severance. If Mr. Johnson’s employment is terminated by the Company for a reason other than for “Cause” or due to his death or disability, or, if he resigns for “Good Reason” (as each term is defined in the employment agreement) and he executes a release of claims, then he will be entitled to: (1) cash severance equal to 1.0, multiplied by the sum of his base salary and target bonus then in effect, paid in installments over a period of twelve (12) months, unless such termination occurs during the time period beginning three months immediately before a “Change of Control” (as defined in the employment agreement) and ending twenty-four (24) months immediately following a Change of Control, in which case the severance multiple will be equal to 1.5, and such cash severance will generally be payable as a lump sum; (2) any unpaid annual cash bonus from a completed performance period; (3) a prorated annual cash bonus for the performance period during which the termination took place; (4) continuation of subsidized health care coverage for 18 months or, if earlier, until he and/or his dependents become covered under a similar plan; and (5) continued or accelerated vesting of outstanding equity awards as set forth in the employment agreement.

Restrictive Covenants. Mr. Johnson’s employment agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of Mr. Johnson on the one hand and the Company on the other hand to disparage the other. In addition, the employment agreement provides that Mr. Johnson will not, without the prior written consent of the Company’s Chief Executive Officer (1) for a period of six months following the termination of his employment relationship with the Company for any reason, engage in certain competitive activities, and (2) for a period of one year following the termination of Mr. Johnson’s employment relationship with the Company for any reason, solicit certain current or former employees or customers of the Company.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by the full text of the employment agreement, which is filed as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Johnson and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer. There is no arrangement or understanding between Mr. Johnson and any other person pursuant to which he was selected as the Company’s Chief Financial Officer, and he does not have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed at this time under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on August 26, 2024, regarding Mr. Urbaszek’s resignation and Mr. Johnson’s appointment. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed incorporated by reference into any of the Company’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement, dated August 26, 2024, by and between Granite Point Mortgage Trust Inc. and Blake Johnson.
99.1	Press Release of Granite Point Mortgage Trust Inc., dated August 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2024	GRANITE POINT MORTGAGE TRUST INC.

	By:	/s/ MICHAEL J. KARBER
Michael J. Karber
General Counsel and Secretary